UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

TRANS1 INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Government Center Drive

Wilmington, North Carolina 28403

(Address of principal executive offices)

(Zip Code)

(910) 332-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

TranS1 Inc., a Delaware corporation (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on June 5, 2012 at 200 Horizon Drive, Suite 115, Raleigh, North Carolina 27615. At the Annual Meeting, the Company’s stockholders (i) elected Michael Carusi, Jonathan Osgood, and Ken Reali to serve as Class II directors of the Company until the annual meeting of stockholders in 2015 or until their successors are duly elected and qualified, (ii) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, (iii) approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, and (iv) approved, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s named executive officers.

As of April 20, 2012, the record date for the Annual Meeting, the Company had 27,246,975 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 25,255,864 shares of common stock were present in person or represented by proxy. The following sets forth detailed information regarding the results of the voting at the Annual Meeting on each of the four proposals:

Proposal 1: Election of Class II Directors

Director	Votes in Favor	Votes Withheld	Broker Non-votes
Michael Carusi	17,818,688	1,767,850	5,669,326
Jonathan Osgood	19,451,378	135,160	5,669,326
Ken Reali	19,450,378	136,160	5,669,326

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes in Favor	Votes Against	Abstentions	Broker Non-Vote
25,228,401	13,141	14,322	—

Proposal 3: Approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers.

Votes in Favor	Votes Against	Abstentions	Broker Non-Vote
19,467,838	71,001	47,699	5,669,326

Proposal 4: Approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation paid to the Company’s named executive officers.

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Vote
14,561,692	67,072	4,868,075	89,699	5,669,326

In light of these results, the Company will hold an advisory vote on the compensation of the Company’s named executive officers every year.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.

June 8, 2012	By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer